Exhibit 10.3

Execution Version

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is entered into on March 10, 2022, by and between Post Holdings, Inc., a Missouri corporation (“Post”), and each of the financial institutions party hereto and identified on Schedule I hereto (the “Funding Incremental Term Loan Lenders”).

WHEREAS, pursuant to the separation (the “Separation”) of BellRing Brands, Inc., a Delaware corporation (“BellRing”), from Post, the terms of which are set forth in that certain Transaction Agreement and Plan of Merger (as it may be amended from time to time, the “Transaction Agreement”), dated as of October 26, 2021, among Post, BellRing, BellRing Distribution, LLC, a Delaware limited liability company (“SpinCo”) and BellRing Merger Sub Corporation, a Delaware corporation, in partial consideration for the transfer by Post to SpinCo of (i) Post’s membership units of BellRing Brands, LLC, (ii) the share of Class B common stock, par value $0.01 per share of BellRing held by Post and (iii) cash, SpinCo will issue to Post $840,000,000 aggregate principal amount of its 7.00% Senior Notes due 2030 (the “SpinCo Notes”) under an indenture (the “Indenture”), to be dated the date hereof, among SpinCo and Computershare Trust Company N.A., as trustee (the “Trustee”);

WHEREAS, Post, as borrower, has entered into that certain Joinder Agreement No. 1, dated as of March 8, 2022 (as it may be amended from time to time, the “Incremental Term Loan Joinder”), with the Funding Incremental Term Loan Lenders, as lenders, Barclays Bank PLC, as administrative agent (in such capacity, the “Credit Agreement Administrative Agent”) and JPMorgan Chase Bank, N.A., as sub-administrative agent (in such capacity, the “Incremental Administrative Agent” and, together with the Credit Agreement Administrative Agent, the “Administrative Agents”)), pursuant to which the Funding Incremental Term Loan Lenders made available and Post borrowed incremental term loans under the Credit Agreement (as defined in the Incremental Term Loan Joinder) in an aggregate principal amount of $840,000,000 (the “Series A Incremental Term Loans”), which Post intends to use to redeem some or all of its 5.750% Senior Notes due 2027;

WHEREAS, in accordance with Section 5 of the Incremental Term Loan Joinder, Post desires to prepay all of the outstanding Series A Incremental Term Loans and all accrued and unpaid interest and expenses owed thereunder through a combination of (i) with respect to the principal amount owed thereunder, the assignment and transfer of all of the SpinCo Notes by Post to the Funding Incremental Term Loan Lenders and (ii) with respect to accrued and unpaid interest and expenses owed thereunder, cash on hand; and each of the Funding Incremental Term Loan Lenders, as lenders under the Credit Agreement, desires to accept such SpinCo Notes and cash as prepayment of all of the Series A Incremental Term Loans;

WHEREAS, SpinCo, as issuer of the SpinCo Notes, and the Funding Incremental Term Loan Lenders (or their respective designees), as selling noteholders, have entered into a Purchase Agreement, dated March 1, 2022 (as it may be amended from time to time, the “Purchase Agreement”) with J.P. Morgan Securities LLC (“J.P. Morgan”) as representative of the several initial purchasers specified in such Purchase Agreement (together, the “Initial Purchasers”), in connection with the sale of the SpinCo Notes pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Initial

Purchasers will, severally and not jointly, agree to purchase from the Funding Incremental Term Loan Lenders (or their respective designees), and the Funding Incremental Term Loan Lenders (or their respective designees) will, severally and not jointly, agree to sell to the Initial Purchasers, all of the SpinCo Notes at a purchase price of 100% of the principal amount thereof pursuant to the terms set forth therein.

NOW THEREFORE, in consideration of the representations, warranties and agreements contained in this Agreement, the parties hereto agree as follows:

1. The Exchange.

(a) Subject to the terms and on the conditions and in reliance upon the representations and warranties in this Agreement, at the Closing (as defined below):

(i) Post will provide written notice (the “Prepayment Notice”) to the Incremental Administrative Agent that it intends to optionally prepay all of the outstanding Series A Incremental Term Loans on the Closing Date (as defined below) in accordance with Section 5 of the Incremental Term Loan Joinder in an aggregate principal amount equal to $840,000,000 (collectively, the “Exchange Prepayment Amount”), which amount the parties hereto agree is and will be the fair market value of the SpinCo Notes as of the date hereof and as of the Closing Date (which amount will be paid to the Funding Incremental Term Loan Lenders through the assignment and transfer from Post of the amount of SpinCo Notes set forth across each Funding Incremental Term Loan Lenders name on Schedule I hereto, to each such Funding Incremental Term Loan Lender (or its designee), pursuant to the terms hereof);

(ii) Post agrees to pay the Cash Interest Amount (as defined below) to the Incremental Administrative Agent (for further distribution to the Funding Incremental Term Loan Lenders, pro rata in accordance with the principal amount of Series A Incremental Term Loans funded by each such Funding Incremental Term Loan Lender (as set forth across each such Funding Incremental Term Loan Lender’s name on Schedule I hereto)); and

(iii) Post will assign and transfer to each Funding Incremental Term Loan Lender (or its designee), and each Funding Incremental Term Loan Lender (or its designee), severally and not jointly, will accept from Post, the principal amount of SpinCo Notes set forth across each such Funding Incremental Term Loan Lender’s name on Schedule I hereto, in accordance with the terms hereof and all Series A Incremental Term Loans shall be deemed paid, satisfied and discharged in full.

Such transactions as collectively outlined in this Section 1(a)(i) through (iii) are hereinafter referred to as the “Exchange.”

(b) The closing of the Exchange (the “Closing” and, the date upon which the Closing occurs, the “Closing Date”) shall occur at the office of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020 (or at such other location or locations as may be mutually agreed upon in writing by the Funding Incremental Term Loan Lenders and Post), subject to the satisfaction (or waiver by the Funding Incremental Term Loan Lenders or Post, as applicable) of the conditions set forth in Section 4 of this Agreement, on March 10, 2022.

(c) At the Closing, Post shall assign and transfer to each Funding Incremental Term Loan Lender (or its designee) the amount of SpinCo Notes set forth across each Funding Incremental Term Loan Lender’s name on Schedule I hereto (the “Transfer of SpinCo Notes”), and in connection therewith, Post shall:

(i) deliver to each Funding Incremental Term Loan Lender (or its designee) and the Trustee (as defined below) a duly executed instrument of transfer effecting the Transfer of SpinCo Notes, substantially in the form of the certificate of transfer to be attached to the Indenture (as defined below); and

(ii) deliver to each Funding Incremental Term Loan Lender (or its designee) and/or the Trustee, as applicable, the documents listed on Schedule II hereto; and

(iii) cause SpinCo to:

(A) deliver to the Trustee for authentication pursuant to the Indenture replacement permanent, certificated notes representing the SpinCo Notes registered in the name of each Funding Incremental Term Loan Lender (or its designee), in the principal amount set forth across each Funding Incremental Term Loan Lender’s name on Schedule I hereto, each substantially in the form to be set forth in the Indenture (the “Replacement Physical Notes”), and such other certificates and documents as are required for the Trustee to authenticate the Replacement Physical Notes; and

(B) deliver to the Funding Incremental Term Loan Lenders (or their respective designees) their respective Replacement Physical Notes.

(d) Each of the Funding Incremental Term Loan Lenders, in its capacity as a lender under the Credit Agreement, and Post hereby agrees that upon consummation of the Exchange and payment to the Incremental Administrative Agent of the Cash Interest Amount (as defined below) and payment of $255,000.00 representing expenses of the Incremental Administrative Agent due and payable under the Credit Agreement by or on behalf of Post, all Series A Incremental Term Loans and all other amounts and all other obligations owed with respect thereto shall be deemed paid, satisfied and discharged in full (other than with respect to the obligations that are expressly deemed to survive repayment in accordance with terms of the Credit Agreement).

2. Cash Payment. On the Closing Date, subject to and conditioned upon consummation of the Exchange, Post shall pay (or cause to be paid), by wire transfer in immediately available funds, to the Incremental Administrative Agent, an amount equal to accrued interest to, but excluding, the Closing Date in respect of all Series A Incremental Term Loans to be prepaid on such date pursuant to Section 1 hereof (the “Cash Interest Amount”).

3. Representations and Warranties.

(a) Post hereby represents and warrants to each Funding Incremental Term Loan Lender that, as of the date hereof and as of the Closing Date:

(i) (A) Post is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. Post has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(B) SpinCo is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. SpinCo has all requisite corporate power and authority to consent to the transactions contemplated hereby and to perform its obligations in connection therewith.

(C) This Agreement has been duly executed and delivered by Post and, assuming its valid authorization, execution and delivery by each of the Funding Incremental Term Loan Lenders, constitutes a legal, valid and binding obligation of Post, enforceable against Post in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”).

(ii) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”) or nongovernmental third party is required to be obtained or made by Post or SpinCo in connection with the execution, delivery and performance of this Agreement, except as have been previously obtained or made or shall be made or obtained on or prior to the Closing Date and except where the failure to obtain or make such consent, approval, license, permit, order or authorization of, or registration, declaration or filing would not have a material adverse effect on the financial position, shareholders’ equity or results of operations of Post and its subsidiaries, taken as a whole, or materially adversely affect the ability of Post to perform its obligations hereunder.

(iii) None of the issuance, incurrence, transfer, assignment, delivery or exchange of the Spinco Notes, the consummation of any other of the transactions herein contemplated to be taken by Post or SpinCo or the fulfillment of Post’s or any of its subsidiaries’ obligations hereunder did or will result in a breach by Post or any of its subsidiaries of any of the terms and provisions of, or constitute a default under or violation of, (A) any indenture, mortgage, deed of trust or other agreement or instrument to which Post or any of its subsidiaries is a party or by which any of them are bound, (B) (I) Post’s charter or bylaws or (II) SpinCo’s certificate of formation or limited liability company agreement or (C) any order, rule or regulation applicable to Post or any of its subsidiaries of any Governmental Entity having jurisdiction over Post or any of its subsidiaries or any of their respective properties, except in the case of clauses (A) and (C) as would not have a material adverse effect on the financial position, shareholders’ equity or results of operations of Post and its subsidiaries, taken as a whole, or materially adversely affect the ability of Post to perform its obligations hereunder.

(iv) Upon issuance of the SpinCo Notes to Post, Post will have good and valid title to the SpinCo Notes, free and clear of any liens, claims, encumbrances, security interests, options, charges or similar restrictions of any kind (collectively, “Liens”), other than Liens on the SpinCo Notes to secure the Credit Agreement (which Liens on the SpinCo Notes will be automatically released upon consummation of the Transfer of the SpinCo Notes). Upon assignment and transfer of the SpinCo Notes by Post to each Funding Incremental Term Loan Lender (or its designee) at the Closing as part of the Exchange pursuant to the terms hereof, each such Funding Incremental Term Loan Lender (or its designee) will acquire good and valid title to such Notes received by it, free and clear of any Liens, other than those arising from acts of such Funding Incremental Term Loan Lender or any of its affiliates.

(v) When the SpinCo Notes are issued by SpinCo to Post, and when the Transfer of the SpinCo Notes is consummated, the SpinCo Notes (A) will have been duly and validly authorized and issued by SpinCo, (B) assuming their valid authentication by the Trustee, will constitute legal, valid and binding obligations of SpinCo enforceable against SpinCo in accordance with their terms, subject to the Enforceability Exceptions, and (C) will be entitled to the benefits of the Indenture.

(vi) Each of Post and each of its subsidiaries, as applicable, has made its own independent inquiry as to the legal, tax and accounting aspects of the transactions contemplated by this Agreement and any related transactions, and none of Post or its subsidiaries has relied on the Funding Incremental Term Loan Lenders or any of their respective affiliates, legal counsel of the Funding Incremental Term Loan Lenders or any of their respective affiliates, or any other advisor of the Funding Incremental Term Loan Lenders or any of their respective affiliates (in their capacity as such) for legal, tax or accounting advice in connection with the transactions contemplated by this Agreement or any related transactions.

(b) Each Funding Incremental Term Loan Lender, severally and not jointly, hereby represents and warrants to Post that, as of the date hereof and as of the Closing Date:

(i) Such Funding Incremental Term Loan Lender is a corporation, limited liability company or other entity duly incorporated or formed and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Such Funding Incremental Term Loan Lender has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Funding Incremental Term Loan Lender and, assuming its valid authorization, execution and delivery by Post and each other Funding Incremental Term Loan Lender party hereto, constitutes a legal, valid and binding obligation of such Funding Incremental Term Loan Lender, enforceable against such Funding Incremental Term Loan Lender in accordance with its terms, subject to the Enforceability Exceptions.

(ii) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity or nongovernmental third party is required to be obtained or made by or with respect to such Funding Incremental Term Loan Lender in connection with the execution, delivery and performance of this Agreement, except as have been previously obtained or made or shall be made or obtained prior to the Closing Date.

(iii) None of the execution, delivery or performance by such Funding Incremental Term Loan Lender, the consummation of the Exchange or any other of the transactions herein contemplated to be taken by such Funding Incremental Term Loan Lender or the fulfillment of such Funding Incremental Term Loan Lender’s obligations hereunder will result in a breach by such Funding Incremental Term Loan Lender of any of the terms and provisions of, or constitute a default under or violation of (A) any indenture, mortgage, deed of trust or other agreement or instrument to which such Funding Incremental Term Loan Lender is a party or by which such Funding Incremental Term Loan Lender is bound, (B) the certificate of incorporation, bylaws, certificate of formation, operating agreement and/or other charter documents, as applicable, of such Funding Incremental Term Loan Lender or (C) any order, rule or regulation applicable to such Funding Incremental Term Loan Lender of any Governmental Entity having jurisdiction over such Funding Incremental Term Loan Lender or any of its properties, except, in the case of clauses (A) and (C), as would not reasonably be expected to have a material adverse effect on the financial position, shareholders’ equity or results of operations of such Funding Incremental Term Loan Lender or materially adversely affect the ability of such Funding Incremental Term Loan Lender to perform its obligations hereunder.

(iv) Such Funding Incremental Term Loan Lender is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and has the legal right and power, and all authorization and approval required by law, to enter into this Agreement.

(v) Such Funding Incremental Term Loan Lender has made its own independent inquiry as to the legal, tax and accounting aspects of the transactions contemplated by this Agreement and any related transactions, and it has not relied on Post’s or Post’s affiliates, legal counsel or any of their respective affiliates, or any other advisor of Post or any of their respective affiliates (in their capacity as such) for legal, tax or accounting advice in connection with the transactions contemplated by this Agreement or any related transactions.

(vi) Such Funding Incremental Term Loan Lender has good and valid title to the Series A Incremental Term Loans, free and clear of any Liens. Upon assignment and transfer of the Series A Incremental Term Loans by such Funding Incremental Term Loan Lender to Post at the Closing as part of the Exchange pursuant to the terms hereof, Post will acquire good and valid title to such Series A Incremental Term Loans received by it, free and clear of any Liens, other than those arising from acts of Post or any of its affiliates.

4. Conditions.

(a) The obligations of the Funding Incremental Term Loan Lenders to consummate the Exchange as contemplated hereunder at the Closing shall be subject to the satisfaction (or waiver by the Funding Incremental Term Loan Lenders) of the following conditions:

(i) Each of Lewis Rice LLC and Cleary Gottlieb Steen & Hamilton LLP shall have furnished an opinion, dated the Closing Date and addressed to the Funding Incremental Term Loan Lenders, in substantially the form of Exhibit A and Exhibit B hereto, respectively.

(ii) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition shall be in effect preventing the consummation of the Exchange or the other transactions contemplated hereunder.

(iii) The representations and warranties of Post in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as if made on the Closing Date, and Post shall have complied in all material respects with all the agreements on its part to be performed pursuant to the terms hereof at or prior to the Closing Date, and Post shall have furnished to the Funding Incremental Term Loan Lenders a certificate of Post, in form reasonably satisfactory to the Funding Incremental Term Loan Lenders, signed by the Chief Executive Officer and the Executive Vice President, General Counsel and Chief Administrative Officer, Secretary of Post, or other officers satisfactory to the Funding Incremental Term Loan Lenders (in the name of and on behalf of Post and not in an individual capacity), dated the Closing Date, to the foregoing effects.

(iv) Post shall have delivered to the Incremental Administrative Agent the Prepayment Notice setting forth the Exchange Prepayment Amount.

(v) Post shall have paid (or caused to be paid) (a) the Cash Interest Amount pursuant to Section 2(a) hereof and (b) to the extent invoiced two days prior to the Closing Date, (i) the expenses due under Section 5 hereof and (ii) $255,000.00 representing expenses of the Incremental Administrative Agent to be paid under the Credit Agreement.

(vi) Post and SpinCo shall have delivered to the Funding Incremental Term Loan Lenders (or their respective designees), the Incremental Administrative Agent or the Trustee, as applicable, each of the instruments required to be delivered by Post and SpinCo, as applicable, pursuant to Section 1(c) hereof.

(vii) Neither the Indenture nor the SpinCo Notes shall have been amended by Post after the issuance of the SpinCo Notes and prior to the consummation of the Transfer.

(viii) The Separation, Distribution and Merger (each as defined in the Purchase Agreement) shall have been consummated substantially concurrently with the Exchange on the Closing Date (unless, in the case of the Separation, it is consummated prior to the Closing Date), in accordance with the Transaction Agreement.

(ix) The Purchase Agreement shall remain in full force and effect and all of the conditions precedent set forth in Section 8 of the Purchase Agreement (except for consummation of the Exchange) shall have been satisfied (or waived by the Initial Purchasers in accordance with the Purchase Agreement) prior to or, where applicable, substantially concurrently with, the Closing.

(x) The Funding Incremental Term Loan Lenders shall have received a certificate, executed by the chief financial officer, chief accounting officer or treasurer on behalf of Post and not in his individual capacity, confirming that (a) Post has received a final signed Unqualified Tax Opinion (as defined in Exhibit G to the Transaction Agreement), addressed to Post and dated as of the Closing Date (the “355 Tax Opinion”) and (b) BellRing has received a final signed Unqualified Tax Opinion (as defined in Exhibit G to the Transaction Agreement), addressed to BellRing and dated as of the Closing Date (the “BellRing Tax Opinion”).

In case any of such conditions shall not have been satisfied or waived on or prior to the Closing Date, or if the Purchase Agreement shall have been terminated in accordance with its terms prior to the consummation of the Exchange, this Agreement may be terminated by the Funding Incremental Term Loan Lenders by delivering written notice of termination to Post. Any such termination shall be without liability of any party hereto to any other party hereto except to the extent (i) arising from a willful breach of this Agreement prior to termination by any party hereto or (ii) provided in the Purchase Agreement.

(b) The obligations of Post to consummate the Exchange as contemplated hereunder at the Closing shall be subject to the satisfaction (or waiver by Post) of the following conditions:

(i) The representations and warranties of the Funding Incremental Term Loan Lenders in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same effect as if made on the Closing Date, and the Funding Incremental Term Loan Lenders shall have complied in all material respects with all the agreements on its part to be performed at or prior to the Closing Date pursuant to the terms hereof.

(ii) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition shall be in effect preventing the consummation of the Exchange or the other transactions contemplated hereunder.

(iii) The Separation, Distribution and Merger (each as defined in the Purchase Agreement) shall have been consummated substantially concurrently with the Exchange on the Closing Date (unless, in the case of the Separation, it is consummated prior to the Closing Date), in accordance with the Transaction Agreement.

(iv) (a) Post shall have received a final signed 355 Tax Opinion and (b) BellRing shall have received a final signed BellRing Tax Opinion.

In case any of such conditions shall not have been satisfied or waived on or prior to the Closing Date, this Agreement may be terminated by Post by delivering written notice of termination to the Funding Incremental Term Loan Lenders. Any such termination shall be without liability of any party hereto to any other party hereto except to the extent (i) arising from a willful breach of this Agreement prior to termination by any party hereto or (ii) provided in the Purchase Agreement; provided, none of the Funding Incremental Term Loan Lenders shall have any liability pursuant to this paragraph for any willful breach of this Agreement of the other Funding Incremental Term Loan Lenders.

5. Expenses. At the Closing Date, Post shall reimburse each Funding Incremental Term Loan Lender for its reasonable and documented, out-of-pocket fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the reasonable fees and expenses of Latham & Watkins LLP.

6. Relationship of Parties.

(a) All acquisitions of the SpinCo Notes by the Funding Incremental Term Loan Lenders (or their designees), the Exchange and related transactions contemplated pursuant to this Agreement, any resales or offerings by the Funding Incremental Term Loan Lenders (or their designees) of the SpinCo Notes and all other acts or omissions of the Funding Incremental Term Loan Lenders in connection with this Agreement are for the Funding Incremental Term Loan Lenders’ own respective accounts and not for the account of Post or any of its subsidiaries. No principal-agent relationship is, or is intended to be, created between Post or any of its subsidiaries and any of the Funding Incremental Term Loan Lenders or any of their respective affiliates or designees by any of the provisions of this Agreement. Post acknowledges and agrees that each Funding Incremental Term Loan Lender is acting solely in the capacity of arm’s length contractual counterparty to Post and each of its subsidiaries with respect to the transactions contemplated hereby (including in connection with determining the terms of the offering under the Purchase Agreement applicable to the Selling Noteholders (as defined in the Purchase Agreement)) and not as a financial advisor or a fiduciary to, or an agent of, Post, any of its subsidiaries or any other person. Except as provided herein, the Funding Incremental Term Loan Lenders and any of their respective affiliates, on the one hand, and Post, any of its subsidiaries and any of their respective affiliates, on the other hand, have not entered into any arrangement or agreement, whether written or oral, regarding (1) the sale, disposition or other transfer of the Series A Incremental Term Loans by the Funding Incremental Term Loan Lenders, or (2) the reduction or elimination of the Funding Incremental Term Loan Lenders’ respective risks of loss related to owning and holding the Series A Incremental Term Loans; provided, that, for the avoidance of doubt, any of the Funding Incremental Term Loan Lenders may enter into one or more other financial transactions to hedge such risk with a party other than (i) Post or any of its subsidiaries or any of its or their respective affiliates and (ii) a party related to Post.

(b) None of the Funding Incremental Term Loan Lenders shall have any liability hereunder for any actions or omissions of the other Funding Incremental Term Loan Lenders and the obligations of the Funding Incremental Term Loan Lenders under this Agreement are several and not joint.

(c) Each party executing this Agreement as designee of its affiliated Funding Incremental Term Loan Lender is signing this Agreement only as designee on behalf of such Funding Incremental Term Loan Lender, and makes no representation or warranty hereunder and shall otherwise have no obligations or liability hereunder.

7. Consent. Pursuant to Section 5 of the Incremental Term Loan Joinder, each Funding Incremental Term Loan Lender hereby consents to the repayment of the principal amount of the Series A Incremental Term Loans by Transfer of the SpinCo Notes in accordance with the terms of this Agreement.

8. Survival of Provisions. The respective agreements, representations, warranties and other statements of Post and the Funding Incremental Term Loan Lenders set forth in, or made pursuant to, this Agreement will remain in full force and effect in accordance with their terms regardless of any investigation made by, or on behalf of, the Funding Incremental Term Loan Lenders, Post or any of their respective representatives or affiliates.

9. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or delivered by a nationally recognized courier service to the parties hereto at the following address or sent by electronic transmission to the parties specified below:

If to the Funding Incremental Term Loan Lenders, to:	c/o J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 email: john.h.fiore@jpmorgan.com michael.r.janik@jpmorgan.com

If to Post, to:	Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144 Attention: General Counsel email: diedre.gray@postholdings.com; matt.mainer@postholdings.com

10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and no other person will have any right or obligation hereunder. This Agreement may not be assigned by either party hereto without the written consent of the other party hereto.

11. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such state.

12. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party hereto agrees that service of process on such party as provided in Section 9 shall be deemed effective service of process on such party.

13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

POST HOLDINGS, INC.

By:	/s/ Robert V. Vitale
Name:	Robert V. Vitale
Title	President and Chief Executive Officer

[Signature Page to Exchange Agreement]

FUNDING INCREMENTAL TERM LOAN LENDERS:

J.P. MORGAN SECURITIES LLC

By:	/s/ William Oleferchik
Name:	William Oleferchik
Title:	Managing Director

BARCLAYS BANK PLC

By:	/s/ Regina Tarone
Name:	Regina Tarone
Title:	Managing Director

BARCLAYS CAPITAL INC., as designee of Barclays Bank Plc

By:	/s/ Regina Tarone
Name:	Regina Tarone
Title:	Managing Director

CITICORP NORTH AMERICA, INC.

By:	/s/ Justin Tichauer
Name:	Justin Tichauer
Title:	Managing Director & Vice President

CITIGROUP GLOBAL MARKETS INC., as designee of Citicorp North America, Inc.

By:	/s/ Justin Tichauer
Name:	Justin Tichauer
Title:	Managing Director & Vice President

[Signature Page to Exchange Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Charles Johnston
Name:	Charles Johnston
Title:	Authorized Signatory

GOLDMAN SACHS & CO. LLC, as designee of Goldman Sachs Lending Partners LLC

By:	/s/ Shakhi Majumdar
Name:	Shakhi Majumdar
Title:	Vice President

MORGAN STANLEY BANK, N.A.

By:	/s/ Jake Cohan
Name:	Jake Cohan
Title:	Authorized Signatory

MORGAN STANLEY & CO. LLC, as designee of Morgan Stanley Bank, N.A.

By:	/s/ Jake Cohan
Name:	Jake Cohan
Title:	Authorized Signatory

[Signature Page to Exchange Agreement]